As filed with the Securities and Exchange Commission on May 26, 2015
Registration Statement No. 333-147747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM S-8
(POST-EFFECTIVE AMENDMENT NO. 1)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHIMERA INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in its Governing Instruments)

Maryland	26-0630461
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1211 Avenue of the Americas
New York, New York
(Address of principal executive offices)	10036
(Zip Code)

2007 Equity Incentive Plan
(Full Title of the Plan)

1211 Avenue of the Americas
New York, New York 10036
(212) 696-0100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal
Executive Offices)
______________
Matthew Lambiase
Chief Executive Officer and President
Chimera Investment Corporation
1211 Avenue of the Americas
New York, New York 10036
(Name and Address, of Agent for Service)

(212) 696-0100
(Telephone Number, including Area Code, of Agent for Service)
Copies to:
Phillip J. Kardis, II
Robert K. Smith
K&L Gates LLP
1601 K Street, N.W.
Washington, DC 20006
(202) 778-9000

Table of Contents

EXPLANATORY STATEMENT	2
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	2
Item 3. Incorporation of Documents by Reference	2
Item 8. Exhibits	2

1

EXPLANATORY STATEMENT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the “Post-Effective Amendment No. 1”) relates to the Registration Statement on Form S-8 (File No. 333-147747) filed with the Securities and Exchange Commission (the “SEC”) by Chimera Investment Corporation (the “Registrant”) on November 30, 2007 (the “2007 Registration Statement”) and is being filed to adjust the number of securities covered by the 2007 Registration Statement pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), and related interpretations of the staff of the SEC.

The 2007 Registration Statement registered 2,956,393 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Registrant to be issued pursuant to the Registrant’s 2007 Equity Incentive Plan (the “2007 Plan”). On April 6, 2015, the Registrant completed a one-for-five reverse stock split of the Common Stock (the “Reverse Stock Split”). Accordingly, the purpose of this Post-Effective Amendment No. 1 is to proportionately reduce the number of shares of Common Stock covered by the 2007 Registration Statement. As a result, as of April 6, 2015, on a post-reverse split basis, the 2007 Registration Statement now covers a maximum of 591,278 shares of Common Stock.

Except to the extent specified above, the 2007 Registration Statement, as originally filed, is not amended or otherwise affected by this Amendment No. 1.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on March 2, 2015.

(b) The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 filed on May 11, 2015.

(c) The Registrant’s Current Reports on Forms 8-K filed on April 6, 2015 and May 21, 2015.

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed under the Exchange Act on November 5, 2007, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 26, 2015.

CHIMERA INVESTMENT CORPORATION

By:	/s/ Matthew Lambiase
Matthew Lambiase
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Matthew Lambiase and Robert Colligan, and each of them, as attorney-in-fact and agents, each with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ Matthew Lambiase	Chief Executive Officer,	May 26, 2015
Matthew Lambiase	President and Director (principal
executive officer)

/s/ Robert Colligan	Chief Financial Officer (principal	May 26, 2015
Robert Colligan	financial and accounting officer)

/s/ Paul Donlin	Director	May 26, 2015
Paul Donlin

/s/ Mark Abrams	Director	May 26, 2015
Mark Abrams

/s/ Paul Keenan	Director	May 26, 2015
Paul Keenan

/s/ Gerard Creagh	Director	May 26, 2015
Gerard Creagh

/s/ Dennis Mahoney	Director	May 26, 2015
Dennis Mahoney

/s/ John P. Reilly	Director	May 26, 2015
John P. Reilly

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
5.1	Opinion of K&L Gates LLP (including consent of such firm)*
23.1	Consent of Ernst & Young LLP*
23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this registration statement)

* filed herewith